UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 6, 2012
(January 3, 2012)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ronald E. Talbot, age 50, will join PNM Resources, Inc. (the “Company”) as Senior Vice President and Chief Operating Officer, effective January 23, 2012. Mr. Talbot accepted the Company's offer of employment on January 3, 2012.

Prior to joining the Company, Mr. Talbot served as the Chief Operating Officer (“COO”) of Indianapolis Power & Light (“IPL”), a utility subsidiary of The AES Corporation (“AES”). Mr. Talbot had responsibility at IPL for utility operations including power supply and power delivery for 470,000 residential, commercial and industrial customers with revenues exceeding $1 billion. IPL owns and operates three coal-fired generating plants and separate combustion turbines to generate approximately 3,353 megawatts of power. Mr. Talbot joined IPL in 2003 and served in senior leadership positions for customer operations and power supply. He was promoted to the COO position in 2011 and in addition served at the request of AES as transition leader for the acquisition of DPL Inc. and its major subsidiary Dayton Power & Light.

Prior to joining IPL, Mr. Talbot had served as Vice President of Chicago Region Operations for Commonwealth Edison Company, which he joined in 1999. Prior to joining Commonwealth Edison, Mr. Talbot spent 15 years with Consolidated Edison in roles of increasing responsibilities.

The terms of Mr. Talbot's employment with the Company, which is “at will”, include:

(i)	a base salary of $350,000;
(ii)
a one-time signing bonus of $100,000; however, the Company requires repayment of the signing bonus if Mr. Talbot resigns or is terminated for any reason other than impaction within one year of his hire date;

(iii)
relocation benefits including a lump sum amount equal to two months compensation; however, if Mr. Talbot resigns or is terminated for any reason other than impaction within one year of his hire date, he is required to reimburse the Company for all relocation costs incurred by the Company;

(iv)
participation in the PNMR Officer Incentive Plan, providing for the opportunity to earn a target award of 55% of annual base salary and a maximum award of 110% of annual base salary, based on the advancement of corporate earnings and business unit goals, and leadership performance;

(v)	participation in the Company's long-term incentive program, including equity awards; and
(vi)	participation in the Company's benefit plans and other arrangements for all employees or similarly situated Company executive officers in accordance with their terms.

There are no related person transactions involving the Company and Mr. Talbot which require disclosure under Item 404(a) of Regulations S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: January 6, 2012	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

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